EXHIBIT 11.

COMPUTATION OF EARNINGS PER SHARE

THREE MONTHS ENDED MARCH 31, 2000

(ROUNDED TO THE NEAREST HUNDRED DOLLARS, EXCEPT SHARE DATA)





Weighted average number of common shares outstanding               8,308,727
                                                                 ------------
Common stock equivalents - stock options                                   0
Common stock equivalents - preferred stock                                 0
                                                                 ------------
Average common and common stock equivalents outstanding            8,308,727
                                                                 ------------
Net income (loss)                                                $   (98,900)
                                                                 ------------
Earnings per share(1)                                            $     (0.01)
                                                                 ------------

(1) Fully diluted earnings per share have not been presented because the effects are not material.


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